Exhibit 10.13

GUARANTY AGREEMENT

(Mezzanine B)

THIS GUARANTY AGREEMENT (the “Guaranty”) is executed as of May 14, 2013 by BRE SELECT HOTELS CORP, a Delaware corporation, having its principal place of business at c/o Blackstone Real Estate Advisors VII L.P., 345 Park Avenue, New York, New York 10154 (together with its successors and permitted assigns, referred to as “Guarantor”), for the benefit of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, and BANK OF AMERICA, N.A., a national banking association, having an address at One Bryant Park, New York, New York 10036 (together with their respective successors and assigns, each, a “Co-Lender” and, collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, Citigroup Global Markets Realty Corp. and Bank of America, N.A. (together with their respective successors and assigns, collectively, “Mortgage Lender”) have made a loan (the “Mortgage Loan”) to each of the entities set forth on Schedule I attached hereto (each individually, a “Mortgage Borrower”, and collectively, the “Mortgage Borrowers”), which Mortgage Loan is evidenced by that certain Mortgage Loan Agreement, of even date herewith, among Mortgage Borrower, BRE Select Hotels Operating LLC, a Delaware limited liability company, and Mortgage Lender (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Mortgage Loan Agreement”) and that certain Mortgage Note (as defined in the Loan Agreement);

WHEREAS, Citigroup Global Markets Realty Corp. and Bank of America, N.A. (together with their respective successors and assigns, collectively, “Mezzanine A Lender”) has made a loan (the “Mezzanine A Loan”) to each of the entities set forth on Schedule II attached hereto (each individually, a “Mezzanine A Borrower”, and collectively, the “Mezzanine A Borrowers”), which Mezzanine A Loan is evidenced by that certain Mezzanine A Loan Agreement, of even date herewith among Mezzanine A Borrower and Mezzanine A Lender (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Mezzanine A Loan Agreement”) and that certain Mezzanine A Note (as defined in the Loan Agreement);

WHEREAS, Lender has made a loan (the “Loan”) to each of the entities set forth on Schedule III attached hereto (collectively, “Borrower”), which Loan is evidenced by that certain Mezzanine B Loan Agreement, of even date herewith, among Borrower and Lender (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Loan Agreement”) and that certain Note (as defined in the Loan Agreement), and secured by, among other things, that certain Pledge and Security Agreement (Mezzanine B Loan) of even date herewith, by Borrower, in favor of Lender (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Pledge Agreement”) and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Pledge Agreement, the “Loan Documents”);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower and each other Loan Party and Guarantor will directly benefit from Lender’s making of the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1. Guaranty of Obligation. Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance (either directly or through one or more of its Affiliates or other Persons) of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2. Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower and any other Loan Party for which Borrower and any other Loan Party is personally liable pursuant to Section 9.4 of the Loan Agreement, in each case, to the extent of the liability of Borrower and any other Loan Party thereunder. For the avoidance of doubt, Guarantor shall have no obligations under this Guaranty or otherwise with respect to the Guaranteed Obligations arising out of acts or omissions occurring after the date of (1) a Transfer resulting from the exercise of Lender’s rights under the Loan Documents (but only as to the portion of the Collateral subject to such Transfer), or Mortgage Lender’s or Mezzanine A Lender’s rights under any Mortgage Loan Documents or Mezzanine A Loan Documents, as applicable, or (2) the consummation of any remedial or enforcement action by (A) Lender under the Loan Documents of or with respect to the Collateral for the Loan (but only as to the portion of the Collateral subject to such enforcement or remedial action) or (B) any holder of the Mortgage Loan or Mezzanine A Loan under the Mortgage Loan Documents or Mezzanine A Loan Documents, as applicable, of or with respect to the collateral for such Mortgage Loan or Mezzanine A Loan, as applicable, including, without limitation, any foreclosure, deed-in-lieu or assignment in lieu of foreclosure or any other exercise by Lender, Mortgage Lender or Mezzanine A Lender of its rights under any applicable Loan Document, Mortgage Loan Document or Mezzanine A Loan Document, including, without limitation, any right to vote any Pledged Securities or any right to replace officers and directors of any Person (collectively, a “Foreclosure”). For the avoidance of doubt, in no event shall Guarantor be released from any obligations or liabilities (known or unknown) in existence on or prior to such Foreclosure or caused by Guarantor or any of its Affiliates, and such Guaranteed Obligations shall remain in full force and effect.

1.3. Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4. Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Guarantor, Borrower, any other Loan Party or any other party, against Lender or against payment or performance of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5. Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, perform and pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment and performance of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6. No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower, any other Loan Party or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower, any other Loan Party or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment and performance of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7. Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of, and any rights of consent to, (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Pledge Agreement, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, the Mortgage Loan Collateral and/or the Collateral, (e) the occurrence of any breach by Borrower or any other Loan Party or an Event of Default, (f) except as expressly provided in the Loan Documents, Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, or this Guaranty (g) except as expressly provided in the Loan Documents, sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) except as expressly provided in the Loan Documents, protest, proof of non-payment or default by Borrower or any other Loan Party, (i) any other action at any time taken or omitted by Lender, and, generally, except as expressly provided herein or in the other Loan Documents, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed, (j) any limitation of liability or recourse in any other Loan Document or arising under any law; (k) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration, (l) except as expressly provided in Section 1.2 hereof, whether express or by operation of law; any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations; (m) the making of advances by Lender to protect its interest in the Collateral, preserve the value of the Collateral or for the purpose of performing any term or covenant contained in any of the Loan Documents; or (n) the existence of any claim, counterclaim, set-off, recoupment, reduction or defense based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document.

1.8. Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower, each other Loan Party and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10. Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Debt is paid in full, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Loan Party liable for payment and performance of any or all of the Guaranteed Obligations for any payment or performance made by Guarantor under or in connection with this Guaranty or otherwise.

1.11. Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower. The term “Loan Party” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Loan Party or any interest in such Loan Party.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1. Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Pledge Agreement, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2. Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, any other Loan Party or any Guarantor.

2.3. Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any other Loan Party, Guarantor or any other party at any time liable for the payment and performance of all or part of the Guaranteed Obligations; or any dissolution of Borrower, any other Loan Party or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower, any other Loan Party or Guarantor, or any changes in the shareholders, partners or members of Borrower, any other Loan Party or Guarantor; or any reorganization of Borrower, any other Loan Party or Guarantor.

2.4. Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Pledge Agreement, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower other than payments on the Loan made by Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Pledge Agreement, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower, any other Loan Party or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5. Release of Obligors. Any full or partial release of the liability of Borrower or any other Loan Party on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment and performance of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6. Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7. Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8. Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9. Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10. Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender under this Guaranty shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower, any other Loan Party or Guarantor against Lender, or any other party, or against payment or performance of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than payment or performance of the Guaranteed Obligations.

2.11. Merger. The reorganization, merger or consolidation of Borrower or any other Loan Party into or with any other Person.

2.12. Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay and perform the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as of the date hereof as follows:

3.1. Benefit. Guarantor is an Affiliate of Borrower and each other Loan Party, is the owner of a direct or indirect interest in Borrower and each other Loan Party, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2. Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and each other Loan Party and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3. No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4. Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5. Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and a covenant of good faith and fair dealing.

3.6. Litigation. There is no litigation, investigation or proceeding by or before any Governmental Authority now pending or, to the knowledge of Guarantor, threatened against Guarantor (i) with respect to this Guaranty or the transactions contemplated hereby or (ii) which could reasonably be expected to have a Material Adverse Effect on the business, operations or property or financial or other condition of Guarantor.

3.7. Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

3.8. No Plan Assets. Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Guarantor constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA. In addition, (a) Guarantor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute applicable to Guarantor regulating fiduciary obligations with respect to governmental plans which are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit the transactions contemplated by this Guaranty.

3.9. ERISA. Assuming that no portion of the assets of any Lender constitutes “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA, notwithstanding anything to the contrary in this Guaranty, Guarantor shall not knowingly (nor shall Guarantor be required hereunder to) engage in any transaction contemplated under this Guaranty, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Pledge Agreement, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1. Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower and each other Loan Party or Principal to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower or any other Loan Party thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower or any other Loan Party (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment or performance of all or a portion of the Guaranteed Obligations. During the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

4.2. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment or performance to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims, provided, however, that Guarantor shall have no such subrogation rights until repayment in full of the Debt.

4.3. Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4. Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment or performance of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower or any other Loan Party, (ii) create any Liens encumbering the Collateral, Borrower or any other Loan Party or any interest in either of the foregoing, other than Permitted Encumbrances, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or any other Loan Party held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1. Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.2):

If to Guarantor:	c/o Blackstone Real Estate Advisors VII L.P.
345 Park Avenue
New York, New York 10154
Attention: William J. Stein
Facsimile No.: (212) 583-5202

with a copy to:	c/o Blackstone Real Estate Advisors VII L.P.
345 Park Avenue
New York, New York 10154
Attention: Judy Turchin
Facsimile No.: (646) 455-4218

Simpson, Thacher & Bartlett LLP
425 Lexington Avenue New York, New York 10017
Attention: Gregory J. Ressa, Esq.
Facsimile No.: (212) 455-2502

If to Lender:	Citigroup Global Markets Realty Corp.
388 Greenwich Street
19th Floor New York, New York 10013 Attention : Ana Rosu Marmann
Facsimile No.: (646) 328-2938

And to:	Bank of America, N.A.
Real Estate Structured Finance - Servicing
900 West Trade Street
Suite 650
NCI-026-06-01
Charlotte, North Carolina 28255
Attention: Servicing Manager.
Facsimile No.: (704) 317-4501

With a copy to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: David W. Forti, Esq.
Facsimile No.: (215) 655-2647

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

5.3. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

The Corporation Trust Company

80 State Street

Albany, NY 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

5.4. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5. Amendments. This Guaranty may be amended only by an instrument in writing executed by the parties hereto.

5.6. Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.7. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8. Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9. Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10. Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11. Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.12. Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13. Waiver of Right To Trial By Jury. EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH OR THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH

THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

5.14. Intentionally Omitted.

5.15. Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise then, upon the restoration or return of such payments, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

ARTICLE VI

SPECIAL CALIFORNIA AND OTHER STATE LAW PROVISIONS

6.1. Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (a) take or release additional security for any obligation in connection with the Loan Documents; (b) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any party or parties liable under the Loan Documents; (c) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower or any other Loan Party, any guarantor of Borrower’s or other Loan Party’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (d) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine.

6.2. Waivers.

(a) Guarantor agrees that Lender’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Guaranty shall be enforceable even if Borrower or any other Loan Party had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(b) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower or any other Loan Party is responsible. The enforceability of the Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s and each other Loan Party’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower or any other Loan Party, any guarantor of Borrower’s or any other Loan Party’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.

(c) Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower or any other Loan Party, any guarantor of Borrower’s or any other Loan Party’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s or any other Loan Party’s benefit, and agree that Lender may exercise its rights under this Guaranty or may foreclose against any of the Collateral without taking any action against Borrower, any other Loan Party, any guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.

(d) Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a, or other applicable law, which could limit the amount which Lender could recover in a foreclosure of any of the Collateral to the difference between the amount owing under the Loan Documents and the fair value of any such Collateral or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(e) Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.

(f) Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.

(g) This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives:

(i) any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(ii) any rights of sovereign immunity and any other similar and/or related rights; and

(iii) any defenses (other than the defenses that the Guaranteed Obligations are not due and owing or have been fully paid and performed).

(h) Guarantor further waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower and the other Loan Parties from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower and the other Loan Parties or any principal of Borrower and the other Loan Parties or any defect in the formation of Borrower and the other Loan Parties or any principal of Borrower and the other Loan Parties; (c) any defense based upon the application by Borrower and the other Loan Parties of the proceeds of the Loan for purposes other than the purposes represented by Borrower and the other Loan Parties to Lender or intended or understood by Lender or Guarantor; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (c) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (f) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; and (g) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives for the benefit of Lender to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2899 and 3433 or any similar law of California or of any other state or of the United States.

(i) Guarantor hereby also waives and agrees not to assert or take advantage of any defense of Guarantor based upon Lender’s election of any remedy against Guarantor, Borrower and the other Loan Parties or any of them, including, without limitation, the defense to enforcement of this Guaranty (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale of the Collateral, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against Borrower, and, as a consequence, will destroy all rights which Guarantor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower and to recover any such amount, and that Lender could be otherwise estopped from pursuing Guarantor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor’s subrogation, reimbursement or contribution rights.

6.3. Guarantor Informed of Borrower’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for each of the other entities comprising Borrower and each other Loan Party under the Loan Documents and the financial condition of each of the other entities comprising Borrower and each other Loan Party and the ability of such entity to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of the financial condition of Borrower and each other Loan Party and of the performance of Borrower and each other Loan Party to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any other Loan Party or any security for the obligations of the other entities comprising Borrower under the Loan Documents.

6.4. Waiver of Estoppel Defense. Upon Borrower’s default under the Loan Documents, Lender may elect to foreclose nonjudicially on real property given by Borrower or others as security under the Loan Documents and, if such right has arisen, also to exercise its rights under this Guaranty. Guarantor acknowledges that its right to seek reimbursement from Borrower or any other Loan Party for any amounts paid by it to Lender under this Guaranty will be eliminated if Lender elects to so foreclose on Guarantor’s property. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender against any real property security owned by Guarantor or others will not affect the enforceability of the Loan Documents on Guarantor’s interest in any of the Collateral. In order to further effectuate such waiver, each Guarantor hereby agrees that it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to any of the Collateral, has destroyed its rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

6.5. Subrogation. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent not inconsistent with Section 1.10 of this Guaranty.

6.6. Confirmation of Waivers. In accordance with California Civil Code Section 2856(c), Guarantor, as guarantor, hereby makes the following waivers:

(a) Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(i) Lender may collect from Guarantor without first foreclosing on any other real or personal property collateral pledged by Borrower or any other Person (each an “Other Obligor” and collectively, the “Other Obligors”).

(ii) If Lender forecloses on any real property collateral pledged by any Other Obligor:

(A) The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

(b) This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedures.

6.7. Judicial Reference Agreement; Referee; Costs.

In the event that any action, proceeding and/or hearing on any matter whatsoever, including all issues of fact or law arising out of, or in any way connected with, the Collateral, this Guaranty or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation (hereinafter, a “Controversy”), is to be tried in a court of Los Angeles County, California and the jury trial waiver provisions set forth above are not permitted or otherwise applicable under then-prevailing law, then Guarantor agrees to the following provisions of this Section 6.7.

(a) Controversies Subject to Judicial Reference; Conduct of Reference.

(i) Each Controversy shall be determined by a consensual general judicial reference (the “Reference”) pursuant to the provisions of California Code of Civil Procedures §§ 638 et. seq., as such statutes may be amended or modified from time to time.

(ii) Upon a written request, or upon an appropriate motion by either Lender or Guarantor, any pending action relating to any Controversy and every Controversy shall be heard by a single Referee who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision. The Referee’s statement of decision will constitute the conclusive determination of Controversy. Lender and Guarantor agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her.

(iii) Lender and Guarantor shall promptly and diligently cooperate with one another and the Referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of each Controversy in accordance with the terms of this Section 6.7.

(iv) Either Lender or Guarantor may file the Referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the Referee’s report and have judgment entered thereon. If the report is deemed incomplete by such court, the Referee may be required to complete the report and resubmit it.

(v) Lender and Guarantor will each have such rights to assert such objections as are set forth in California Code of Civil Procedure §§ 638 et seq.

(vi) All proceedings shall be closed to the public and confidential, and all records relating to the Reference shall be permanently sealed when the order thereon becomes final.

(b) Selection of Referee; Powers.

(i) Lender and Guarantor shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters. The Referee shall be appointed in accordance with California Code of Civil Procedure §§ 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).

(ii) If within ten (10) days after the request or motion for the Reference, Lender and Guarantor cannot agree upon a Referee, either Lender or Guarantor may request or move that the Referee be appointed by the Presiding Judge of the Los Angeles County Superior Court or of the U.S. District Court for the Central District of California. The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Section 6.7.

(c) Provisional Remedies; Self-Help and Foreclosure.

(i) No provision of this Section 6.7 shall limit the right of either Lender or Guarantor, as the case may be, to (1) exercise such self-help remedies as might otherwise be available under applicable law, (2) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (3) exercise any judicial or power of sale rights, or (4) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference.

(ii) The exercise of, or opposition to, any such remedy does not waive the right of Lender or Guarantor to the Reference pursuant to this Section 6.7.

(d) Costs and Fees.

(i) Promptly following the selection of the Referee, Lender and Guarantor shall each advance equal portions of the estimated fees and costs of the Referee.

(ii) In the statement of decision issued by the Referee, the Referee shall award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by Guarantor and/or Lender in such manner as the Referee deems just.

6.8. If and to the extent that the laws of the State of Washington shall apply, then Guarantor agrees to the following provisions of this Section 6.8.

(a) NOTICE REGARDING ORAL COMMITMENTS: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY LOAN TERMS, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(b) Time of the Essence. Time is of the essence in this Guaranty.

(c) Unsecured. Notwithstanding anything contained herein to the contrary or in the Loan Agreement, this Guaranty is not secured by the Pledge Agreement.

6.9. If and to the extent that the laws of the State of Oregon shall apply, then Guarantor agrees to the following provisions of this Section 6.9.

(a) STATE SPECIFIC PROVISIONS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF LENDER TO BE ENFORCEABLE.

6.10. If and to the extent that the laws of the State of North Carolina shall apply, then Guarantor agrees to the following provisions of this Section 6.10.

(a) Guarantor waives, to the fullest extent permitted by law, all rights granted by N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive, including, without limitation, all rights to require Lender to proceed against or exhaust any collateral held by Lender to secure the Loan.

6.11. If and to the extent that the laws of the State of Colorado shall apply, then Guarantor agrees to the following provisions of this Section 6.11.

(a) Guarantor waives any rights which might otherwise exist under C.R.S. §§ 13-50-102 or 13-50-103 (or under any corresponding or similar statute, future statute or rule of law) by reason of any release of fewer than all of the guarantors if there are multiple guarantors.

6.12. If and to the extent that the laws of the State of Arizona shall apply, then Guarantor agrees to the following provisions of this Section 6.12.

(a) Guarantor waives any rights or benefits it may have which could limit the amount which Lender could recover in a foreclosure of any of the Collateral to the difference between the amount owing under the Loan Documents and the fair value of such Collateral or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(b) Guarantor, as guarantor, hereby waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things, that if Lender forecloses on any real property collateral pledged by any Other Obligor:

(i) The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

6.13. If and to the extent that the laws of the State of Texas shall apply, then Guarantor agrees to the following provisions of this Section 6.13.

(a) Guarantor hereby expressly waives: (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other Person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and Borrower (or any other Person) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other Person) before proceeding against the collateral pledged by Guarantor; (v) promptness, diligence, notice of any Event of Default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment or performance (although Lender may, but shall have no obligation to, make demand for payment or performance), acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (vi) each of the foregoing rights or defenses, regardless of whether they arise under (A) Rule 31 of the Texas Rules of Civil Procedure, (B) Section 17.001 of the Texas Civil Practice and Remedies Code, (C) Chapter 34 of the Texas Business and Commerce Code, or (D) any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and (vii) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

6.14. If and to the extent that the laws of the State of Georgia shall apply, then Guarantor agrees to the following provisions of this Section 6.14.

(a) Guarantor waives any rights which might otherwise exist under the provisions of Section 10-7-24 of O.C.G.A. or 11-3-601 O.C.G.A.

6.15. Hedging Obligations. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, swap contracts or the other documents relating to the Guaranteed Obligations, the Guaranteed Obligations of Guarantor shall exclude any Excluded Hedging Obligations (defined below) with respect to Guarantor. As used herein, the term “Excluded Hedging Obligations” shall mean, with respect to Guarantor or any other guarantor, any rate cap, swap or other hedging agreement or obligation (collectively, the “Hedging Obligations”) incurred after the date hereof, if, and to the extent that, all or a portion of this Guaranty or any other guaranty, or the grant under a Loan Document by Guarantor or any other guarantor of a security interest to secure, such Hedging Obligation (or any Guaranty) is or becomes illegal under the Commodity Exchange Act (collectively, the “Commodity Exchange Act” (7 U.S.C. § 1 et seq., as amended from time to time, and any successor statute) (or the application or official interpretation thereof) by virtue of Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to this Guaranty and any and all guaranties of Guarantor’s Hedging Obligations by other Loan Parties) at the time this Guaranty of Guarantor or any other guaranty given by any other guarantor, or grant by Guarantor or any other guarantor of a security interest, becomes effective with respect to such Hedging Obligation.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

BRE SELECT HOTELS CORP, a Delaware corporation

By:	/s/ Brian Kim
	Name:	Brian Kim
	Title:	Chief Financial Officer, Vice President and Managing Director

[Signature Page to Guaranty (BRE Select Hotels Corp) (Mezz B)]

SCHEDULE I

Mortgage Borrowers

1.	BRE Select Hotels Clearwater LLC;

2.	BRE Select Hotels NC L.P.;

3.	BRE Select Hotels Properties LLC;

4.	BRE Select Hotels Redmond LLC;

5.	BRE Select Hotels Tuscaloosa LLC;

6.	BRE Select Hotels TX L.P.; and

7.	BRE Select Hotels AZ LLC.

SCHEDULE II

Mezzanine A Borrowers

1.	BRE Select Hotels Mezz 1A LLC; and

2.	BRE Select Hotels Mezz 1B LLC.

SCHEDULE III

Borrowers

1.	BRE Select Hotels Mezz 2A LLC; and

2.	BRE Select Hotels Mezz 2B LLC.